UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2016

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CHINA GEWANG BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

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Nevada	0-54451	42-1769584
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Xita 23C, Star International, No. 8 Jinsui Road, Pearl River New Town,

 Guangzhou Province, P.R. China 510623

(Address of Principal Executive Office) (Zip Code)

86-024-2397-4663

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Election of Directors

On September 5, 2016 the Registrant's Board of Directors determined that the number of members of the Board will be five. The Board elected Ruigang Guo to fill the resulting vacancy on the Board. Information regarding the new director follows:

Ruigang Guo.  Mr. Guo brings to the Board more than twenty years experience in business management. Since 2012 Mr. Guo has been employed as General Manager of Hangzhou Chunlu Network Technology Co., Ltd., which supports a members-only trading platform for rare curios and antiques. From 2007 to 2010, Mr. Guo served as Senior Partner of the Beijing Alliance PKU Management Consultants Group. From 2005 to 2007, Mr. Guo was employed as Senior Consultant by the Beijing REDETAC Management and Consulting Limited Liability Company. Mr. Guo was awarded a Masters Degree in Business Administration by the University of International Business and Economics in 2005, and a Bachelor's Degree with a concentration in  Economics by the Central University of Finance and Economics in 1997. Mr. Guo is 42 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

China Gewang Biotechnology, Inc.

Date: September 6, 2016	By:	/s/ Li Wang Li Wang, Chief Executive Officer

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